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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Joint Proxy Statement and Prospectus constituting a part of this Registration Statement of our report dated March 20, 2001, relating to the consolidated financial statements of Transcontinental Realty Investors, Inc., which is contained in that Joint Proxy Statement and Prospectus and the financial statement schedules, which is contained in Part II of the Registration Statement.

     We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement and Prospectus.

/s/ BDO SEIDMAN, LLP

Dallas, TX
February 19, 2002